Exhibit 10.18

                               SECURITY AGREEMENT


     1.   Date: July 14, 2004

     2.   Borrower: Maverick Basin Exploration, LLC

     3.   Borrower's Mailing Address (including county):


          111 Presidential Blvd, Suite 165
          Bala Cynwyd PA 19004


     4.   Secured Party's Mailing Address (including county):


          Trident Growth Fund, LP
          700 Gemini, Suite 104
          Houston, TX 77058

     5. Classification of Collateral: Accounts, cash, inventory, contract rights, property, equipment, general intangibles, instruments, deposit accounts, chattel paper, leases, mineral rights, securities and all other assets.

     6. Collateral (including all accessions): Accounts, cash, inventory, contract rights, property, equipment, general intangibles, instruments, deposit accounts, chattel paper, leases, mineral rights, securities and all other assets.

          a) All attachments, accessions accessories, tools, parts supplies, increases, and additions to and all replacements of and substitutions for any property described above.

          b) All products and produce of any of the property described in this Collateral section.

          c) All accounts, contracts rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

          d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other deposition of any of the property described in this Collateral section.

     7. Obligation: Secured Promissory Notes ("Notes"), and all other indebtedness, liabilities and obligations of the Borrower to the Secured Party now owing or hereinafter incurred.

          a)   Date: July 14, 2004

          b)   Amount: $2,050,000


                         ------------------------------
                          SECURITY AGREEMENT - Page 1

          c)   Maker: The Borrower

          d)   Payee: The Secured Party

          e)   Final Maturity Date: As therein provided

          f)   Terms of Payment (optional): As therein provided



          Borrower grants to Secured Party a security interest in the Collateral and all its proceeds to secure payment and performance of Borrower's Obligation and all renewals and extensions of any of the Obligation.

     8.   Borrower's Warranties:

          a) Ownership. Borrower owns the Collateral and has the authority to grant this security interest.

          b) Financial Statements. All information about Borrower's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.

     9.   Borrower's Covenants:

          a) Protection of Collateral. Borrower will defend the Collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one and Permitted Liens which are only liens granted to secure senior indebtedness consented to by Secured Party. The Collateral will remain in Borrower's possession or control at all times, except as otherwise provided in this agreement. Borrower will maintain the Collateral in good condition and protect it against misuse, abuse, waste and deterioration except for ordinary wear and tear resulting from its intended use.

          b) Insurance. Borrower, in the ordinary course of business, will insure the Collateral in accord with Secured Party's reasonable requirements.

          c) Secured Party's Costs. Borrower will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending and enforcing this security interest or the Collateral and in collecting or enforcing the Obligation. Expenses for which Borrower is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the Obligation, and Borrower will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the Obligation and will be recovered as such in all respects.

          d) Additional Documents. Borrower will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

                         ------------------------------
                          SECURITY AGREEMENT - Page 2

          e) Notice of Changes. Borrower will immediately notify Secured Party of any material change in the Collateral other than in the ordinary course of business; change in Borrower's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any Event of Default.

          f) Use and Removal of Collateral. Borrower will use the Collateral primarily according to the stated classification unless Secured Party consents otherwise in writing. Borrower will not allow the Collateral to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement or in the ordinary course of business.

          g) Sale. Borrower will not sell, transfer, or encumber any of the Collateral without the prior written consent of Secured Party other than in the ordinary course of business except the Borrower may sell, transfer or encumber Collateral secured by Permitted Liens.

          h) Borrower agrees not to commingle the Rights to Payment, proceeds or collections thereunder with other property.

          i) Borrower agrees, with regard to the Collateral and proceeds, from time to time when reasonably requested by Secured Party, to prepare and deliver a schedule of all Collateral and proceeds subject to this agreement and to assign in writing and deliver to secured party all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof.

          j) Borrower agrees with regard to the Collateral and proceeds in the event Secured Party elects to receive payments of rights to payment or proceeds hereunder, to pay all reasonable expenses incurred by secured party in connection therewith, including reasonable expenses of accounting, correspondence, collection efforts, reporting to account or contract Borrowers, filing, recording, record keeping and expenses incidental thereto.

     10.  Rights and Remedies of Secured Party:

          a) Generally. Secured Party may exercise the following rights and remedies after the occurrence and continuance of an Event of
               Default:

                    i.   take control of any proceeds of the Collateral;

                    ii. release any Collateral in Secured Party's possession to any Borrower, temporarily or otherwise;

                    iii. take control of any funds generated by the Collateral, such as refunds from and proceeds of insurance, and reduce any part of the Obligation accordingly or permit Borrower to use such funds to repair or replace damaged or destroyed Collateral covered by insurance; and


                         ------------------------------
                          SECURITY AGREEMENT - Page 3

                    iv. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, adjust, sue for, and foreclose on the Collateral as Secured Party desires.

                    v. exercise any of the other remedies available to the Secured Party under the Loan Agreement.

          b) Insurance. If Borrower fails to maintain insurance as required by this agreement or otherwise by Secured Party, then after written notice to Borrower, Secured Party may purchase single-interest insurance coverage up to the replacement value of the Collateral that is insurable that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the Obligation.

     11. Events of Default: Each of the following conditions is an Event of Default if not cured within an applicable cure period:

          a) if Borrower defaults in timely payment or performance of any obligation, covenant, or liability in any written agreement between Borrower and Secured Party or in any other transaction secured by this agreement;

          b) if any warranty, covenant or representation made to Secured Party by or on behalf of Borrower proves to have been false in any material respect when made;

          c)   if a receiver is appointed for Borrower or any of the Collateral;

          d) if any financing statement regarding the Collateral but not related to this security interest and not favoring Secured Party is filed other than financing statements for the purpose of noticing Permitted Liens;

          e) if any lien, other than Permitted Liens, attaches to any of the Collateral;

          f) if any material amount of the Collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with Collateral of like quality or restored to its former condition.

          g) Secured party, in good faith, believes that any or all of the Collateral and/or proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

          h)   A Default shall occur and be continuing under the Notes.


     12.  Remedies of Secured Party on Default:

          During the existence of any Event of Default and subject to any applicable cure periods, Secured Party may declare the unpaid principal and earned interest of the Obligation immediately due in whole or part, enforce the Obligation, and exercise any rights and remedies granted by the Uniform Commercial Code or by this agreement, including the following:


                         ------------------------------
                          SECURITY AGREEMENT - Page 4

          a) require Borrower to deliver to Secured Party all books and records relating to the Collateral;

          b) require Borrower to assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties;

          c) take possession of any of the Collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

          d) sell, lease, or otherwise dispose of any of the Collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Uniform Commercial Code after notice as required by those chapters; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Borrower reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Borrower; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Borrower at the address specified in this agreement at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Borrower; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Borrower at the address specified in this agreement at least ten days before any private sale or ten days before any public sale or ten days before time when the Collateral may be otherwise disposed of without further notice to Borrower;

          e) surrender any insurance policies covering the Collateral and receive the unearned premium;

          f) apply any proceeds from disposition of the Collateral after default in the manner specified in chapter 9 of the Uniform Commercial Code, including payment of Secured Party's reasonable attorney's fees and court expenses; and

          g) if disposition of the Collateral leaves the Obligation unsatisfied, collect the deficiency from Borrower.


          13. General Provisions

          a) Parties Bound. Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the Obligation and delivery by Secured Party of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If Borrower is more than one, all their representations, warranties, and agreements are joint and several. Borrower's obligations under this agreement shall bind Borrower's personal representatives, successors, and assigns.

          b) Waiver. Neither delay in exercise nor partial exercise of any Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those

                         ------------------------------
                          SECURITY AGREEMENT - Page 5
               remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

          c) Reimbursement. If Borrower fails to perform any of Borrower's obligations, Secured Party may perform those obligations and be reimbursed by Borrower on demand at the place where the note is payable for any sums so paid, including attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this security agreement.

          d) Interest Rate. Interest included in the Obligation shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the Obligation, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the Obligation or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the Obligation.

          e) Modifications. No provisions of this agreement shall be modified or limited except by written agreement.

          f) Severability. The unenforceability of any provision of this agreement will not effect the enforceability or validity of any other provision.

          g) After-Acquired Consumer Goods. This security interest shall attach to after-acquired consumer goods only to the extent permitted by law.

          h) Applicable Law. This agreement will be construed according to Texas laws.

          i) Place of Performance. This agreement is to be performed in the county of Secured Party's mailing address. In this case, the agreement will be performed in Dallas county, Texas.

          j) Financing Statement. A carbon, photographic, or other reproduction of this agreement or any financing statement covering the Collateral is sufficient as a financing statement.

          k) Presumption of Truth and Validity. If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by the Texas Uniform Commercial Code will be presumed satisfied.

          l) Singular and Plural. When the context requires, singular nouns and pronouns include the plural.


                         ------------------------------
                          SECURITY AGREEMENT - Page 6

          m) Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the Collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

          n) Agency. Borrower's appointment of Secured Party as Borrower's agent is coupled with an interest and will survive any disability of Borrower.





Secured Party:

/s/ Scotty Cook
-----------------------------
Trident Growth Fund, LP
By: Trident Management, LLC, its General Partner
By: Scotty Cook, Authorized Member



Borrower:
Maverick Basin Exploration, LLC



-----------------------------
South Oil, Inc.


                         ------------------------------
                          SECURITY AGREEMENT - Page 7